Exhibit 99.1

TRANSACTION SYSTEMS ARCHITECTS INC
224 SOUTH 108 AVENUE	News Release
OMAHA, NEBRASKA 68154
402.334.5101
FAX 402.390.8077

For more information contact:

William J. Hoelting

Vice President, Investor Relations

402.390.8990

FOR IMMEDIATE RELEASE

Transaction Systems Architects to Acquire S2 Systems

Accretive Acquisition Strengthens Industry Leadership

(OMAHA, Neb.—June 29, 2005)—Transaction Systems Architects, Inc. (Nasdaq: TSAI), a leading global provider of enterprise e-payments solutions, today announced the signing of a definitive agreement to acquire substantially all of the assets of S2 Systems.

S2 Systems is a global provider of electronic payments and network connectivity software with significant presence in Europe, Middle East and Asia-Pacific.  S2 Systems has more than 120 active customers and generates nearly half of its revenue from international markets.  S2 primarily serves financial services and retail customers, which are homogeneous and complementary to the Company’s target markets.

“We welcome S2’s customers and its talented group of employees to TSA,” said Philip G. Heasley, CEO.  “We believe this acquisition will enable us to leverage our combined expertise and strengthen our leadership position in the growing payments industry.  The S2 acquisition will expand our presence in important markets and improve our cross-sell opportunities to customers around the globe.”

Under the terms of the agreement, Transaction Systems will acquire substantially all of the assets of S2 Systems in exchange for $35 million in cash, subject to certain holdbacks, and “earn-out” payments based on incremental performance criteria.  The Company expects the transaction to be

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accretive to its financial performance.  The acquisition, which has been approved by the boards of directors of both companies, is expected to close in late July 2005 subject to customary closing conditions.

Gregory D. Derkacht, Executive Vice President, will oversee the Company’s integration of S2’s business and key members from the Company and S2 have been identified to ensure effective integration of each functional area.  Upon closing, Lynn Holland, S2 System’s Chief Technical Officer, is expected to serve as Vice President with ACI Worldwide.

The acquisition will add talented development and support personnel with open systems expertise and expand TSA’s global presence.  S2 facilities in England and Australia will be integrated into ACI Worldwide offices, while other acquired locations will increase the Company’s presence in the Middle East and U.S.

Transaction Systems Architects will hold a conference call at 9:00 a.m. EDT (8:00 a.m. CDT) on June 30, 2005 to further discuss this transaction.  Interested persons may access a real-time audio broadcast of the teleconference at: www.tsainc.com/investors.

Portico Capital Securities of Greenwich, CT advised S2 Systems on the transaction.

About Transaction Systems Architects, Inc.

The Company’s software facilitates electronic payments by providing consumers and companies access to their money.  Its products are used to process transactions involving credit cards, debit cards, secure electronic commerce, mobile commerce, smart cards, secure electronic document delivery and payment, checks, high-value money transfers, bulk payment clearing and settlement, and enterprise e-infrastructure.  The Company’s solutions are used on more than 1,770 product systems in 79 countries on six continents. Visit Transaction Systems Architects, Inc. on the Internet at www.tsainc.com.

Forward-Looking Statements

This press release contains forward-looking statements based on current expectations that involve a number of risks and uncertainties.  Generally, forward-looking statements do not relate strictly to historical or current facts, and include words or phrases such as “we believe,”  “the Company expects,” “the Company plans,” “the Company will,” and words and phrases of similar impact, and include but are not limited to statements regarding future operations, business strategy and expansion into future markets.  The forward-looking statements are made pursuant to safe harbor provisions of the Private Securities Litigation Reform Act of 1995.

The Company’s actual results could differ materially from the results discussed in its forward-looking statements.

There are numerous risks associated with the acquisition discussed in this press release. Additionally, the Company operates in a rapidly changing technological and economic environment that presents other risks.  Many of these risks are beyond the Company’s control and are driven by factors that often cannot be predicted. The following discussion highlights some of these risks:

The closing of the contemplated acquisition is subject to certain conditions, many of which are outside of the Company’s control.  There can be no assurance that all or substantially all of the closing conditions will be satisfied.  If a closing condition is not satisfied, or otherwise waived, in a timely manner, the transaction may not close when expected or at all.

There can be no assurance that third parties or governmental authorities within the United States or other countries may not seek to enjoin, prohibit or otherwise invalidate the acquisition, in whole or in part, based on the perceived market impact of the transaction or otherwise.  Responding to any inquiries by governmental authorities may divert management’s time and resources and result in increased expenses and delays in closing the transaction.

No assurance can be given that the Company will be successful in integrating and operating the acquired company.  The failure to successfully integrate and operate the acquired company could cause the actual financial results derived from the acquisition to differ materially from the expected financial results and may also have a material adverse effect on the Company’s business, financial condition and results of operations.

The contemplated acquisition is subject to a number of additional risks, including diversion of management time and resources, disruption of the Company’s ongoing business, lack of familiarity with new vertical markets and difficulties in supporting new products.

The Company’s business is concentrated in the financial services industry, making it susceptible to a downturn in that industry.  Consolidation activity among financial institutions has increased in recent years.  There are several potential negative effects of increased consolidation activity.  Continuing consolidation of financial institutions may result in a fewer number of existing and potential customers for the Company’s products and services.  Consolidation of two of the Company’s customers could result in reduced revenues if the combined entity were to negotiate greater volume discounts or discontinue use of certain of the Company’s products. Additionally, if a non-customer and a customer combine and the combined entity in turn decided to forego future use of the Company’s products, the Company’s revenues would decline.

No assurance can be given that operating results will not vary from quarter to quarter, and any fluctuations in quarterly operating results may result in volatility in the Company’s stock price.  The Company’s stock price may also be volatile, in part, due to external factors such as announcements by third parties or competitors, inherent volatility in the technology sector and changing market conditions in the software industry.  The Company’s stock price may also become volatile, in part, due to developments in the various lawsuits filed against the Company relating to its restatement of prior consolidated financial results.

The Company has historically derived a majority of its revenues from international operations and anticipates continuing to do so, and is thereby subject to risks of conducting international operations.  One of the principal risks associated with international operations is potentially adverse movements of foreign currency exchange rates.  The Company’s exposures resulting from fluctuations in foreign currency exchange rates may change over time as the Company’s business evolves and could have an adverse impact on the Company’s financial condition and results of operations.  The Company has not entered into any derivative instruments or hedging contracts to reduce exposure to adverse foreign currency changes.  Other potential risks associated with the Company’s international operations include difficulties in staffing and management, reliance on independent distributors, longer payment cycles, potentially unfavorable changes to foreign tax rules, compliance with foreign regulatory requirements, reduced protection of intellectual property rights, variability of foreign economic conditions, changing restrictions imposed by U.S. export laws, and general economic and political conditions in the countries where the Company sells its products and services.

The Company’s BASE24-es product is a significant new product for the Company.  If the Company is unable to generate adequate sales of BASE24-es, if market acceptance of BASE24-es is delayed, or if the Company is unable to successfully deploy BASE24-es in production environments, the Company’s business, financial condition and results of operations could be materially adversely affected.

Historically, a majority of the Company’s total revenues resulted from licensing its BASE24 product line and providing related services and maintenance.  Any reduction in demand for, or increase in competition with respect to, the BASE24 product line could have a material adverse effect on the Company’s financial condition and results of operations.

To protect its proprietary rights, the Company relies on a combination of contractual provisions, including customer licenses that restrict use of the Company’s products, confidentiality agreements and procedures, and trade secret and copyright laws.  Despite such efforts, the Company may not be able to adequately protect its proprietary rights, or the Company’s competitors may independently develop similar technology, duplicate products or design around any rights the Company believes to be proprietary.  This may be particularly true in countries other than the United States because some foreign laws do not protect proprietary rights to the same extent as certain laws of the United States.  Any failure or inability of the Company to protect its proprietary rights could materially adversely affect the Company.

The Company’s software products are complex.  They may contain undetected errors or failures when first introduced or as new versions are released.  This may result in loss of, or delay in, market acceptance of the Company’s products and a corresponding loss of sales or revenues.  Customers depend upon the Company’s products for mission-critical applications.  Software product errors or failures could subject the Company to product liability, as well as performance and warranty claims, which could materially adversely affect the Company’s business, financial condition and results of operations.

There has been a substantial amount of litigation in the software industry regarding intellectual property rights. The Company anticipates that software product developers and providers of electronic commerce solutions could increasingly be subject to infringement claims, and third parties may claim that the Company’s present and future products infringe upon their intellectual property rights.  Any claims, with or without merit, could be time-consuming, result in costly litigation, cause product delivery delays or require the Company to enter into royalty or licensing agreements.  A successful claim by a third party of intellectual property infringement by the Company could compel the Company to enter into costly royalty or license agreements, pay significant damages or even stop selling certain products.  Royalty or licensing agreements, if required, may not be available on terms acceptable to the Company or at all, which could adversely affect the Company’s business.

The Company continues to evaluate the claims made in various lawsuits filed against the Company and certain directors and officers relating to its restatement of prior consolidated financial results.  The Company intends to defend these lawsuits vigorously, but cannot predict their outcomes and is not currently able to evaluate the likelihood of its success or the range of potential loss, if any.  However, if the Company were to lose any of these lawsuits or if they were not settled on favorable terms, the judgment or settlement could have a material adverse effect on its financial condition, results of operations and cash flows.

Additional related suits against the Company may be commenced in the future.  The Company will fully analyze such suits and intends to vigorously defend against them.  There is a risk that the above-described litigation, as well as any additional suits, could result in substantial costs and divert management attention and resources, which could adversely affect the Company’s business, financial condition and results of operations.

From time to time, the Company is involved in litigation relating to claims arising out of its operations.  Any claims, with or without merit, could be time-consuming and result in costly litigation.  Failure to successfully defend against these claims could result in a material adverse effect on the Company’s business, financial condition, results of operations and cash flows.

Any or all of the forward-looking statements may turn out to be wrong.  They can be affected by inaccurate assumptions or by known or unknown risks and uncertainties.  Many of these factors will be important in determining the Company’s actual future results.  Consequently, no forward-looking statement can be guaranteed.  Actual future results may vary materially from those expressed or implied in any forward-looking statements.

These cautionary statements and any other cautionary statements that may accompany such forward-looking statements, whether written or oral, expressly qualify all of the forward-looking statements.  In addition, the Company disclaims any obligation to update any forward-looking statements after the date of this release unless applicable securities laws require it to do so.

For a detailed discussion of these and other risk factors, interested parties should review the Company’s filings with the Securities and Exchange Commission, including the Company’s Form 10-K filed on December 14, 2004, the Company’s Form 10-Q/A filed on February 18, 2005, and the Company’s Form 10-Q filed on May 10, 2005.

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